EXHIBIT 99
----------




FOR IMMEDIATE RELEASE
---------------------


Contact:  Hans Weger, Chief Financial Officer -- Bethesda +301/941-1500



       LA SALLE HOTEL PROPERTIES REPORTS 24 PERCENT FFO DECLINE
                           FOR THIRD QUARTER
                   Announces Third Quarter Dividend


     BETHESDA, MD, OCTOBER 29, 2001--LaSalle Hotel Properties (NYSE: LHO) today reported funds from operations (FFO) of $12.3 million for the third quarter 2001 versus $16.1 million for the third quarter 2000. On a per diluted share/unit basis, FFO for the third quarter 2001 was $0.65 versus $0.87 for the third quarter 2000.

     For the quarter ended September 30, 2001, room revenue per available room (RevPAR) declined 16.8 percent to $102.21 compared to the same period in 2000. The average daily rate (ADR) of $150.28 represented a 3.3 percent decrease from the prior year period, while occupancy declined 13.9 percent to 68.0 percent.

     "RevPAR declined substantially during the third quarter due to deepening economic weakness and the unprecedented drop in travel following the tragic events of September 11," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "This dramatic curtailment of travel exacerbated pressures on an already weakened industry. Our portfolio experienced a 48 percent year-over-year decline in RevPAR during the period from September 11 through 30, which we believe was consistent with our competitors in the upper upscale segment. However, we have seen some improvement in the first three weeks of October, as evidenced by a year-over-year RevPAR decline of 28 percent."

     For the third quarter 2001, the Company reported net income of $3.9 million, or $0.21 per diluted share/unit, which was down compared with net income of $7.7 million, or $0.45 per diluted share/unit for the same quarter of 2000. The Company's EBITDA decreased 19.2 percent to $18.1 million for the current year's third quarter, compared to $22.4 million in the third quarter 2000. Interest expense in the third quarter of 2001 was $5.2 million, resulting in an EBITDA to interest coverage multiple of 3.5 times.

     For the nine months ending September 30, 2001, RevPAR declined 7.4 percent, with ADR increasing 1.2 percent to $151.28 and occupancy falling
8.5 percent to 69.0 percent as compared to the same nine month period in 2000. Net income decreased to $5.2 million from $13.1 million for the first nine months of 2001 as compared to the same period of 2000. For the first nine months of 2001, comparable EBITDA was $51.1 million as compared to $54.9 million for the same period in 2000. Interest expense for the first nine months of 2001 equaled $16.1 million, resulting in a comparable EBITDA to interest coverage multiple of 3.2 times.










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



     "We continue to believe our strategy of investing in luxury upscale hotels in urban, convention and resort markets which have high barriers to entry is, in the long-term, the appropriate strategy for hotel investments," said Mr. Bortz. "As the economy improves, our hotels should see a significant rebound in their performance."

     At the end of the third quarter, LaSalle Hotel Properties had total outstanding debt of approximately $350.7 million, which includes approximately $177.1 million outstanding under its credit facility and the Company's $11.9 million share of the Chicago Marriott joint venture mortgage debt. As of September 30, 2001, the Company had approximately $32.9 million available on its $210 million credit facility and was in full compliance for the quarter. The Company has discussed potential compliance issues that may arise over the next 12-18 months with its bank group.


POST SEPTEMBER 11 CORPORATE ACTION PLAN
---------------------------------------

     "The events since September 11 and the resulting effects are expected to continue to have a significant negative impact on travel and lodging demand for the immediate future," stated Mr. Bortz. "Additionally, we believe the nation's economy is either in a recession, or heading into one of indeterminate length and depth. These issues, taken together, provide a cloudy but negative outlook for the lodging industry in 2002, particularly for the first half of the year."

     Based upon the impact of the recent terrorist acts on travel, the Company's management, in consultation with the Board of Trustees, have put a comprehensive short to intermediate term plan in place to maximize profits at the property and corporate level, strengthen the balance sheet and ensure the long-term value of the Company. "It is critical, with so much uncertainty concerning the length and depth of this industry downturn, that we put plans in place to protect and maximize the value of the Company over the long term," said Mr. Bortz.

     As a result, beginning September 12, in cooperation with the Company's eight different operators, we modified operating plans at each hotel to reduce costs in line with significantly lower levels of operations, limit capital expenditures to life safety or other critical requirements and revise marketing programs and efforts targeted at a more appropriate and likely customer mix. In addition, the Company has decided to postpone the closings and renovations of the third and fourth boutique properties in Washington, D.C. These two hotels will continue to be operated by the Kimpton Group with their existing brand affiliations.

     "In anticipation of a prolonged difficult business environment for the lodging industry through next year, the Board believes it is in the best long-term interest of shareholders to reduce the third quarter dividend to a nominal amount at this time," said Mr. Bortz. "Additionally, the Board of Trustees anticipates that it will do the same for the fourth quarter of 2001. Our dividend policy for 2002 will be determined based on the operating environment that unfolds over the next three to six months."

     Today, the Board declared a dividend of $0.01 per share of the Company's common shares of beneficial interest for the third quarter ended September 30, 2001. The dividend is payable on November 23, 2001 to shareholders of record as of November 9, 2001.











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



     "By retaining capital and operating the Company in a prudent, conservative manner in these uncertain times, we will be in a stronger position to take advantage of strategic opportunities that may arise in the upcoming months," said Hans Weger, Chief Financial Officer of LaSalle Hotel Properties. "Additionally, by de-leveraging our balance sheet, we will have added financial protection if the current environment continues for an extended period of time."


     The Board also announced that it is committed to maintaining the Company's REIT status and plans to make any necessary distributions to remain a REIT. "At this time, we anticipate that we have met the requirements for dividend distributions for 2001 through the previous payments which totaled approximately $14.2 million," said Mr. Weger. REITs are required to distribute at least 90 percent of their taxable income each year. For 1999 and 2000, LaSalle Hotel Properties had taxable income of $12.3 million and $13.5 million, respectively.


DC BOUTIQUE COLLECTION UPDATE
-----------------------------

     On October 10, 2001, the former Canterbury Hotel reopened as the TOPAZ HOTEL & BAR and is managed by Kimpton Hotel & Restaurant Group, LLC. It was the first of four Washington, D.C. properties being repositioned as upscale boutique hotels. Located between trendy Dupont Circle and the D.C. business district, the 99-room, 10-story boutique hotel provides unique high-style, high-design accommodations to guests searching for a different, more personal lodging experience. Andrea Dawson of Seattle-based Dawson Design Associates drew upon an "East meets West" design theme as inspiration for the hotel's exotic furnishings and staff costumes. A roving concierge is available to offer anything a guest may desire, from the normal to the exotic.

     "We are very excited to open our first high-end boutique property in the D.C. market and look forward to the HOTEL ROUGE opening in December," said Michael Barnello, Chief Operating Officer of LaSalle Hotel Properties.

"The short-term impact of recent events notwithstanding, Washington, D.C. remains a high growth urban market with significant barriers to entry and strong growth in room demand in all segments, including commercial transient, group and leisure/tourism over the long term."

     LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust ("REIT"), which owns 17 upscale and luxury full-service hotels, totaling approximately 5,900 guest rooms in 13 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels & Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, and the Kimpton Hotel & Restaurant Group, LLC.
















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



     Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2000, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended
March 31, 2001, and June 30, 2001, under "Certain Relationships and Related Transactions" and elsewhere in the Company's March 31, 2001 proxy statement with respect to the annual meeting of shareholders held on May 16, 2001, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.





             For additional information, please visit our
                   web site at www.lasallehotels.com



                                 # # #

































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


                       LASALLE HOTEL PROPERTIES
                         Statements of Income
           (Dollar amounts in thousands, except share data)



                                      For the three months ended
                                    ------------------------------
                                     September 30,   September 30,
                                         2001            2000
                                     -------------   -------------

Hotel operating revenue:
  Room revenue. . . . . . . . . .           21,461           --
  Food & beverage revenue . . . .            9,352           --
  Other revenue . . . . . . . . .            4,165           --
Participating lease revenue . . .           11,405          25,794
Interest income . . . . . . . . .              148             338
Other income. . . . . . . . . . .              481             458
                                        ----------      ----------
      Total revenues. . . . . . .           47,012          26,590
                                        ----------      ----------

Hotel operating expenses:
  Room. . . . . . . . . . . . . .            4,659           --
  Food & beverage . . . . . . . .            7,014           --
  Other direct. . . . . . . . . .            2,133           --
  Other indirect. . . . . . . . .            9,945           --
Depreciation and other amortization          8,007           7,442
Real estate taxes, personal
  property taxes and insurance. .            2,621           2,281
Ground rent . . . . . . . . . . .            1,246           1,103
General and administrative. . . .            1,747             183
Advisory fees . . . . . . . . . .            --              1,151
Interest. . . . . . . . . . . . .            5,234           5,671
Amortization of deferred
  financing costs . . . . . . . .              538             308
Minority interest . . . . . . . .              107             716
Other expense . . . . . . . . . .                6               3
Writedown of property held
  for sale. . . . . . . . . . . .               29           --
Income tax benefit. . . . . . . .             (175)          --
                                        ----------      ----------
      Total expenses and
        minority interest . . . .           43,111          18,858
                                        ----------      ----------

Net income. . . . . . . . . . . .            3,901           7,732
                                        ==========      ==========

SHARE DATA:
Net income per weighted average
  common share outstanding:
    -Basic. . . . . . . . . . . .             0.21            0.46
    -Diluted. . . . . . . . . . .             0.21            0.45

Weighted average number of
  common shares outstanding:
    -Basic. . . . . . . . . . . .       18,439,098      16,925,815
    -Diluted. . . . . . . . . . .       18,503,506      17,007,337










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


                       LASALLE HOTEL PROPERTIES
                   Statements of Income - Continued
           (Dollar amounts in thousands, except share data)



                                      For the three months ended
                                    ------------------------------
                                     September 30,   September 30,
                                         2001            2000
                                     -------------   -------------
COMPARABLE FUNDS FROM
 OPERATIONS (FFO):
  Net income. . . . . . . . . . .            3,901           7,732
  Depreciation. . . . . . . . . .            7,987           7,440
Equity in depreciation of
  Joint Venture . . . . . . . . .              236             212
Amortization of deferred
  lease fees. . . . . . . . . . .                6           --
Writedown of property held
  for sale. . . . . . . . . . . .               29           --
Minority interest . . . . . . . .              107             716
                                        ----------      ----------
     FFO. . . . . . . . . . . . .           12,266          16,100

Lease termination expense . . . .                6           --
                                        ----------      ----------

     Comparable FFO . . . . . . .           12,272          16,100
                                        ==========      ==========

Comparable FFO per common share
 and unit:
    -Basic. . . . . . . . . . . .             0.65            0.87
    -Diluted. . . . . . . . . . .             0.65            0.87

Weighted average number of common
 shares and units outstanding:
    -Basic. . . . . . . . . . . .       18,882,281      18,501,716
    -Diluted. . . . . . . . . . .       18,946,689      18,583,238

COMPARABLE EBITDA:
Net income. . . . . . . . . . . .            3,901           7,732
Interest. . . . . . . . . . . . .            5,234           5,671
Depreciation and other
  amortization. . . . . . . . . .            8,007           7,442
Amortization of deferred
  financing costs . . . . . . . .              538             308
Equity in depreciation/amort
  of Joint Venture. . . . . . . .              251             226
Equity in interest expense of
  Joint Venture . . . . . . . . .              195             288
Income tax benefit. . . . . . . .             (175)          --
Minority interest . . . . . . . .              107             716
Writedown of property held
  for sale. . . . . . . . . . . .               29           --
                                        ----------       ---------
      EBITDA. . . . . . . . . . .           18,087          22,383

Lease termination expense . . . .                6           --
                                        ----------      ----------
      Comparable EBITDA . . . . .           18,093          22,383
                                        ==========      ==========







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


                       LASALLE HOTEL PROPERTIES
                         Statements of Income
           (Dollar amounts in thousands, except share data)



                                      For the nine months ended
                                    ------------------------------
                                     September 30,   September 30,
                                         2001            2000
                                     -------------   -------------

Hotel operating revenue:
  Room revenue. . . . . . . . . .           55,565           --
  Food & beverage revenue . . . .           25,505           --
  Other revenue . . . . . . . . .            9,420           --
Participating lease revenue . . .           37,507          64,522
Interest income . . . . . . . . .              596             910
Other income. . . . . . . . . . .              806             944
                                        ----------      ----------
      Total revenues. . . . . . .          129,399          66,376
                                        ----------      ----------

Hotel operating expenses:
  Room. . . . . . . . . . . . . .           12,952           --
  Food & beverage . . . . . . . .           19,051           --
  Other direct. . . . . . . . . .            5,304           --
  Other indirect. . . . . . . . .           26,104           --
Depreciation and other
  amortization. . . . . . . . . .           23,110          21,676
Real estate taxes, personal
  property taxes and insurance. .            7,562           6,615
Ground rent . . . . . . . . . . .            3,220           2,611
General and administrative. . . .            4,555             717
Advisory fees . . . . . . . . . .            --              2,874
Interest. . . . . . . . . . . . .           16,097          15,427
Amortization of deferred
  financing costs . . . . . . . .            1,448             826
Minority interest . . . . . . . .              146           1,217
Other expense . . . . . . . . . .            1,932              15
Writedown of property held for sale          1,872           1,266
Extraordinary loss. . . . . . . .              973           --
Income tax benefit. . . . . . . .             (143)          --
                                        ----------      ----------
        Total expenses and
          minority interest . . .          124,183          53,244
                                        ----------      ----------

Net income. . . . . . . . . . . .            5,216          13,132
                                        ==========      ==========

SHARE DATA:
Net income per weighted average
  common share outstanding:
    -Basic. . . . . . . . . . . .             0.28            0.78
    -Diluted. . . . . . . . . . .             0.28            0.77

Weighted average number of
 common shares outstanding:
    -Basic. . . . . . . . . . . .       18,314,367      16,903,187
    -Diluted. . . . . . . . . . .       18,390,631      16,952,020









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


                       LASALLE HOTEL PROPERTIES
                   Statements of Income - Continued
           (Dollar amounts in thousands, except share data)



                                      For the nine months ended
                                    ------------------------------
                                     September 30,   September 30,
                                         2001            2000
                                     -------------   -------------
COMPARABLE FUNDS FROM
 OPERATIONS (FFO):
Net income. . . . . . . . . . . .            5,216          13,132
Depreciation. . . . . . . . . . .           23,051          21,669
Equity in depreciation of
  Joint Venture . . . . . . . . .              699             568
Amortization of deferred
  lease fees. . . . . . . . . . .               31           --
Writedown of property held
  for sale. . . . . . . . . . . .            1,872           1,266
Extraordinary losses. . . . . . .              973           --
Minority interest . . . . . . . .              146           1,217
                                        ----------      ----------
     FFO. . . . . . . . . . . . .           31,988          37,852

Advisory transition expense . . .              600           --
Lease termination expense . . . .              796           --
Subsidiary purchase cost. . . . .              533           --
                                        ----------      ----------

     Comparable FFO . . . . . . .           33,917          37,852
                                        ==========      ==========

Comparable FFO per common share
 and unit:
    -Basic. . . . . . . . . . . .             1.80            2.05
    -Diluted. . . . . . . . . . .             1.79            2.04

Weighted average number of common
 shares and units outstanding:
    -Basic. . . . . . . . . . . .       18,823,689      18,477,628
    -Diluted. . . . . . . . . . .       18,899,953      18,526,461

COMPARABLE EBITDA:
Net income. . . . . . . . . . . .            5,216          13,132
Interest. . . . . . . . . . . . .           16,097          15,427
Depreciation and other
  amortization. . . . . . . . . .           23,110          21,676
Amortization of deferred
  financing costs . . . . . . . .            1,448             826
Equity in depreciation/amort of
  Joint Venture . . . . . . . . .              744             607
Equity in interest expense of
  Joint Venture . . . . . . . . .              668             751
Income tax benefit. . . . . . . .             (143)          --
Minority interest . . . . . . . .              146           1,217
Writedown of property held
  for sale. . . . . . . . . . . .            1,872           1,266
                                        ----------      ----------
      EBITDA. . . . . . . . . . .           49,158          54,902

Advisory transition expense . . .              600           --
Lease termination expense . . . .              796           --
Subsidiary purchase cost. . . . .              533           --
                                        ----------      ----------

      Comparable EBITDA . . . . .           51,087          54,902
                                        ==========      ==========

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


                       LASALLE HOTEL PROPERTIES
                    Statistical Data for the Hotels





              For the       For the        For the       For the
           three months  three months   nine months   nine months
              ended         ended          ended         ended
           September 30, September 30,  September 30, September 30,
              2001          2000           2001          2000
           ------------- -------------  ------------- -------------


TOTAL
PORTFOLIO

Occupancy         68.0%         79.0%          69.0%         75.4%
  Increase       (13.9%)                       (8.5%)

ADR             $150.28       $155.48        $151.28       $149.55
  Increase        (3.3%)                         1.2%

REVPAR          $102.21       $122.81        $104.38       $112.78
    Increase     (16.8%)                       (7.4%)












































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